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                                                                  EXHIBIT 99(c)


                            R.P. SCHERER CORPORATION
                            (f/k/a RPS CORPORATION)
                            -----------------------

                1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN B


                  1. Purpose. The purpose of this 1990 Nonqualified Performance Stock Option Plan B (this "Performance Plan") is to provide a means by which certain employees of RPS Corporation, a Delaware corporation (the "Company"), R.P. Scherer Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("R.P. Scherer"), or any subsidiary thereof, may be given an opportunity to purchase common stock, par value $.01 per share (the "Common Stock"), and Series B Redeemable Preferred Stock, par value $.01 per share (the "Preferred Stock" and together with the Common Stock, the "Stock") of the Company. This Performance Plan is intended to advance the interests of the Company be encouraging stock ownership on the part of certain employees, by enabling the Company and R.P. Scherer to secure and retain the services of highly qualified persons, and by providing employees with an additional incentive to advance the success of the Company.

                  2. Stock Subject to Option. Subject to adjustment as provided in Section 4(e) hereof, options may be granted by the Company in accordance with the provisions of Section 4 hereof to purchase up to an aggregate of 45,396 shares of the authorized but unissued Common Stock and up to an aggregate of 90,793 shares of the authorized but unissued Preferred Stock. Shares of Stock that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under this Performance Plan may be the subject of other options granted under this Performance Plan or any other option, incentive or compensatory plan adopted by the Company.

                  3. Participants. All key employees of the Company, R.P. Scherer or any of its subsidiaries, as determined by the Board of Directors of the Company (the "Board") or the



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Committee (as such term is defined in Section 4 hereof), may be granted options under this Performance Plan. A person who holds an option granted hereunder that has not expired is referred to as an "Optionee;" provided, however, that in the event of such person's death or Disability (as hereinafter defined), such person's estate, personal representative or beneficiary following the death or incapacity of such person (an "Optionee's Representative") shall be able to exercise the rights otherwise available to the Optionee.

                  4. Terms and Conditions of Options. The Committee may grant options from time to time pursuant to this Performance Plan. Such options shall be evidenced by written agreements substantially in the form of the Nonqualified Performance Stock Option Agreement B (the "Performance Stock Option Agreement"), which is attached hereto as Appendix A, and shall not be inconsistent with this Performance Plan. The shares of Stock subject to each option shall, upon issuance, be subject to the terms and conditions, including restrictions on transferability, contained in an agreement substantially in the form of the Stockholders Purchase Agreement attached hereto as Appendix B to be entered into by the Company and the Optionees (the "Stockholders Purchase Agreement"), or, with respect to certain Optionees, a Management Stock Subscription Agreement between the Company and such Optionee (the "Stock Subscription Agreement"). Nothing in this Performance Plan or an option granted hereunder shall govern the employment rights and duties between an Optionee and the Company or R.P. Scherer, or any subsidiary thereof, nor in any way be deemed to constitute an employment agreement among such parties.

                  (a) Option Price. The price per share of the Common Stock subject to each option (the "Common Stock Option Price") shall be set by a Compensation Committee (the "Committee") of the Board; provided, however, that the Common Stock Option Price per share may be less than the fair market value of a share of




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         Common Stock on the Date of Grant, as such date is set forth in the applicable Performance Stock Option Agreement. For purposes of the foregoing, the fair market value of the Common Stock on the Date of Grant shall be the fair market value established by the Committee acting in good faith, and the fair market value may be more or less than the book value of the Common Stock. The price per share of the Preferred Stock subject to each option (the "Preferred Stock Option Price") shall be the liquidation preference of each such underlying share of Preferred Stock. The Common Stock Option Price and the Preferred Stock Option Price are collectively referred to as the "Option Price."

                  (b) Term of Option. Notwithstanding any other provision of this Performance Plan, each option granted under this Performance Plan shall expire not more than ten years and one day from the date the option is granted, except that under the circumstances described in
         Section 4(d), optioned may expire and terminate at an earlier date.

                  (c) Non-Transferability of Option Rights. No option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee, the option is exercisable only by such Optionee or, as provided in Section 3, such Optionee's Representative.

                  (d) Termination of Employment. In the event that an Optionee's employment by the Company, R.P. Scherer or any subsidiary thereof shall terminate, all options granted to such Optionee pursuant to this Performance Plan shall terminate immediately and shall not be exercisable; provided, however, that in the event of an Optionee's death or Disability no more than six months prior to the Initial Exercise Date, such Optionee's options shall be exercisable for




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         Exercisable Shares in accordance with the terms of Section 5 hereof.
         The term "Disability" shall mean an Optionee's physical or mental disability (so that the Optionee is not reasonably able to render his full service to the company, R.P. Scherer or any subsidiary thereof) for any consecutive period exceeding three months or as determined by agreement of a majority of the members of the Board in their reasonable discretion. The date of such Disability shall be on the last day of such three-month period of the day selected by the Board, as the case may be.

                  (e) Adjustment of Options on Recapitalization. The aggregate number of shares of Stock for which options may be granted to persons participating under this Performance Plan, the number of shares of Stock covered by each outstanding option and the Option Price for the shares of Stock subject to each such option may be appropriately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a recapitalization, the subdivision or consolidation of shares, or the payment of a stock dividend after the Date of Grant; provided, however, that any options to purchase fractional shares of Stock resulting from any such adjustment shall be canceled.

                  (f) Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares of Stock held under option until the date of issuance of the stock certificates to him for such shares. Except as provided in Section 4(e) hereof, no adjustment to the option shall be made for dividends, distributions or rights attributable to shares of Stock the record date for which is prior to the date of issuance of Stock upon exercise of the option.

                  (g) Time of Granting Options. The grant of an option shall occur only when a Performance Stock Option Agreement shall have been duly executed and



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         delivered by or on behalf of the Company and the employee to whom such option shall be granted.

                  (h) Stock Legend. Certificates evidencing shares of Stock purchased upon the exercise of options issued under this Performance Plan shall be endorsed with a legend in substantially the form contained in the Optionee's Stock Subscription Agreement, or Stockholders Purchase Agreement, as the case may be.

                  5. Exercise of Options. During the term of this Performance Plan, as set forth in Section 7 hereof, the Committee shall determine the exercisability of options granted to each Optionee hereunder in accordance with the terms and conditions of this Section 5.

                  (a) Definitions. The following terms shall have the following meanings when used in this Section:

                           (i) "Affiliates" shall mean any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or entity.

                           (ii) "Initial Exercise Date" shall man, with respect to an Optionee, the earliest to occur of (1) the Public Offering, (2) the date the Company give written notice of the proposed Sale of the Company, and (3) the date the Company gives written notice of the proposed dissolution or liquidation of the Company. In the event the Company proposes to engage in a Sale of the Company, the Company shall give each Optionee written notice of such Sale on or before 15 days (or such shorter time if, in the sole discretion of the Company, 15 days' notice is impracticable) before the consummation of such Sale of the Company; provided, however, that if the proposed Sale of the Company is not consummated and the Board in good faith determines that the proposed Sale of the Company will not be consummated, the options granted hereunder shall, upon such determination of the Board, cease to be exercisable. In the event of the proposed dissolution or liquidation of the Company, the Company shall give not less than 30 days prior written notice to each Optionee of the date of such proposed dissolution or liquidation; provided, however, that if the proposed dissolution or liquidation of the Company is not



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         consummated and the Board in good faith determines that the proposed dissolution or liquidation of the Company will not be consummated, the options granted hereunder shall, upon such determination of the board, cease to be exercisable.

                           (iii) "Internal Rate of Return" shall mean the rate of return of Shearson Lehman on the Investment, expressed as a decimal, over the period from the making of the Investment to the Initial Exercise Date, as such rate is determined by the Board in good faith. For purposes of calculating the Internal Rate of Return, all consideration received by Shearson Lehman shall represent returns to Shearson Lehman. If the consideration received includes any property other than cash, such consideration shall be deemed to be the amount of any cash plus the fair market value of such other property as determined by the Board in good faith. The Board shall determine the Internal Rate of Return using the same method as that used to calculate the hypothetical examples shown on Annex I to this Performance Plan (substituting in such determination the actual returns received over the applicable time period).

                           (iv) "Investment" shall mean the initial equity investment of Shearson Lehman in the Company and shall be deemed to equal $69 million.



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         Notwithstanding the foregoing, if, in the Public Offering, Shearson
         Lehman sells less than its entire initial equity investment of $69 million in the Company, the term "Investment" shall be deemed to be a number equal to (i) the number of shares of Stock and shares of the Company's Series C Redeemable Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), which have been sold or redeemed since the making of the Investment, if any, and the number of shares of stock and Series C Preferred Stock being sold by Shearson Lehman in the Public Offering multiplied by (ii) $10.

                           (v) "Public Offering" shall mean the sale of shares of Common Stock pursuant to one or more effective registration statements under the Securities Act of 1933, as amended (the "Act") (other than a registration statement relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit plan of the Company), relating to the sale of shares of Common Stock beneficially owned by Shearson Lehman representing, when taken together with all shares of Common Stock sold by Shearson Lehman pursuant to Rule 144 under the Securities Act or under previous registration statements (which were not in connection with employee stock options or employee benefit plans), more than 33-1/3% of the Common Stock beneficially owned by Shearson Lehman prior to such sale.

                           (vi) "Sale of the Company" shall mean (i) a merger or consolidation of the Company with or into another entity (except a subsidiary or Affiliate of the Company) in which the holders of Stock are required to exchange their Stock for cash, property and/or securities, or (ii) a sale or lease of all or



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         substantially all of the assets of the Company or R.P. Scherer except to a subsidiary or Affiliate of the Company.

                           (vii) "Shearson Lehman" shall mean Shearson Lehman Brothers Holdings Inc. (formerly known as Shearson Lehman Hutton Holdings Inc.), a Delaware corporation, and its Affiliates (including, but not limited to, its Merchant Banking Partnerships which made an initial equity investment in the Company).

                  (b) Exercisable Shares. The number of shares of Stock for which an Optionee's option shall be exercisable (the "Exercisable Shares") shall be determined as follows: (i) if the Internal Rate of Return is equal to or exceeds .4, the Exercisable Shares shall be 100% of the number of shares of Stock for which an Optionee's option can be exercised; (ii) if the Internal Rate of Return is equal to or is less than .36, there shall be no Exercisable Shares; and (iii) if the Internal Rate of Return exceeds .36, but is less than .4, the number of Exercisable Shares shall be calculated by (A) subtracting .36 from the Internal Rate of Return, (B) dividing the result produced in (A) above by .04 and, if necessary, rounding the result up to the nearest one one-hundredths, and (C) multiplying the result produced in (B) above by the maximum number of shares of Stock for which an Optionee's option granted pursuant to this Performance Plan can be exercised.

                  (c) Exercise of Option. Except as otherwise provided in this Performance Plan, or in the applicable Performance Stock Option Agreement, no option granted pursuant to this Performance Plan shall be exercisable, in whole or in any part, until the Initial Exercise Date applicable to such Optionee. Thereafter, any option granted pursuant to this Performance Plan shall be



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         exercisable for the number of Exercisable Shares as determined pursuant to Section 5(b) hereof. The Committee may accelerate the time at which an option may be exercised and may delay and/or reduce the periods during which options may be exercised in order to comply with federal and state securities laws. Any options (or any part thereof) granted hereunder, if not exercised prior to a Sale of the Company, shall expire on the occurrence of such Sale and no payment shall be owed to any Optionee. Any options (or any part thereof) granted hereunder, if not exercised prior to a dissolution or liquidation of the Company, shall expire upon the consummation of a dissolution or liquidation of the Company and no payment shall be owed to any Optionee.

                  (d) Manner of Exercise. Shares of Stock purchased upon exercise of options shall at the time of purchase be paid for in full in cash or as otherwise permitted by the Committee. Options may be exercised in whole or in part from time to time by written notice to the Company stating the full number of shares of Stock with respect to which the option is being exercised and the time of delivery thereof, which shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon, accompanied by full payment for the shares of Stock by certified or official bank check or the equivalent thereof acceptable to the Company; provided, however, that any such exercise must be for both Common Stock and Preferred Stock in the same proportion to the total number of shares of Common Stock and Preferred Stock, respectively, issuable to the Optionee upon exercise of the option granted hereunder. At the time of delivery, the Company shall, without stock transfer or issue tax to an Optionee, deliver to such Optionee, at the principal executive offices of R.P. Scherer, or



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         such other place as shall be mutually agreed upon, a certificate or certificates for such shares of Stock; provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law, including making provision for the deduction and withholding of amounts required to be deducted and withheld under applicable local, state, and federal income tax laws (which provision may require additional payment by such Optionee). The Company shall pay any stock transfer tax or issue tax resulting from the issuance of shares of stock upon the exercise of any option. If Stock issuable upon exercise of any option is not registered under the Act, the Company at the time of exercise shall require in addition that the Optionee or Optionee's Representative deliver an investment representation in form acceptable to the Company and its counsel, and the Company shall place a legend on the certificate for such Stock restricting the transfer of such Stock. At no time shall the Company have any obligation or duty to register under the Act the Stock issuable upon exercise of options. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any option or portion thereof prior to the execution by the Optionee or the Optionee's Representative of the Stockholders Purchase Agreement; provided, however, that those Optionees who have executed a Stock Subscription Agreement shall not be required to execute a Stockholders Purchase Agreement.

                  6. Administration.

                  (a) This Performance Plan shall be administered by the Committee consisting of not fewer than three directors to be appointed by the Board. If



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         necessary to secure the exemption pursuant to Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (as such Rule or its equivalent is then in effect)("Rule 16b-3"), no person shall be eligible to serve on the Committee unless he is then a "disinterested person" within the meaning of paragraph (d)(3) of Rule 16b-3. The Board may, from time to time, remove members from or add members to the Committee. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee shall select a chairman from among its members and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of this Performance Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. A majority of the Committee shall constitute a quorum. All action of the Committee shall be taken by a majority of its members.
         Any action may be taken by a written instrument signed by a majority of the members, and action so taken shall be fully as effective as if it had been taken by a vote of the majority of the members at a meeting duly called and held. The Board may act in lieu of the Committee and shall act in lieu of a Committee at any time such a Committee has not been created.

                  (b) Subject to the express terms and conditions of this Performance Plan, the Committee shall have full power to grant options under this Performance Plan, to construe or interpret this Performance Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.



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                  (c) The Committee may, from time to time, determine which
         employees of the Company, R.P. Scherer and any subsidiary thereof shall be granted options under this Performance Plan, the number of shares of Stock subject to each option, and the time or times at which options shall be granted, and the Company may grant such options under this Performance Plan.

                  (d) No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to this Performance Plan or to any option.



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                  7.       Effective Date and Termination.

                  (a) The effective date of this Performance Plan is _____________, 1990.

                  (b) This Performance Plan shall terminate on _____________, 2000, but the Board may terminate this Performance Plan at any time prior to such date. Termination of this Performance Plan shall not alter or impair, without the consent of the Optionee, any of the rights or obligations and any option theretofore granted under this Performance Plan.

                  8. Notices. Whenever it is provided in this Performance Plan that any notice be given between the Company and an Optionee, such notice shall be delivered in person or by registered or certified mail, return receipt requested, postage prepaid, first class mail, to the following address:

                  If to the Company:

                           RPS Corporation
                           c/o R.P. Scherer Corporation
                           2075 W. Big Beaver Road
                           Troy, Michigan 48007=7060
                           Attention:  Robert J. Lollini

                  If to an Optionee:

                           At the address listed beside
                           such Optionee's name on the signature
                           page of the Performance Stock Option
                           agreement executed by such Optionee

                  Any party hereto may change the address designated for mailing by written notice to the other party. All such notices shall be deemed to be delivered when delivered in person, or if placed in the mail, two days thereafter.

                   9. Governing Law. THIS PERFORMANCE PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE



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STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS
OF LAW.

                  10. Amendments. The Board may, from time to time, alter, amend, suspend or discontinue this Performance Plan, or alter or amend any and all option agreements granted thereunder; provided, however, that no such action of the Board may alter the provisions of this Performance Plan so as to alter any outstanding Stock Option Agreement to the detriment of an Optionee without his consent.

                  11. Status of Options. Options granted pursuant to this Performance Plan are not intended to qualify as Incentive Stock Option within the meaning of section 422A of the Internal Revenue Code of 1986 (the "Code"), and the terms of this Performance Plan and options granted hereunder shall be so construed; provided, however, that nothing in this Performance Plan shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the options granted pursuant to this Performance Plan are not, or will not be, determined to be Incentive Stock Options, within the meaning of
Section 422A of the Code.

                  I hereby certify that the foregoing Performance Plan was duly adopted by the Board on June 18, 1990.

                  Executed as of this 29th day of November, 1990.



                                             -----------------------------------
                                                           Secretary



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                               FIRST AMENDMENT TO
                                 RPS CORPORATION
                      1990 NONQUALIFIED STOCK OPTION PLANS

                  WHEREAS, RPS Corporation, a Delaware corporation, established the RPS CORPORATION 1990 NONQUALIFIED STOCK OPTION PLAN, the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN A and the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN B; and

                  WHEREAS, RPS CORPORATION changed its name to R.P. Scherer Corporation in 1991 (the "Company"); and

                  WHEREAS, the Company desires to amend the RPS CORPORATION 1990 NONQUALIFIED STOCK OPTION PLAN, the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN A and the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN B.

                  NOW, THEREFORE, the RPS CORPORATION 1990 NONQUALIFIED STOCK OPTION PLAN, the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN A and the RPS CORPORATION 1990 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN B (each individually referred to respectively as the "1990 Plan," the "1990 Plan A" and the "1990 Plan B" and collectively, the "1990 Plans") are amended effective February __, 1994, with respect to each of the 1990 Plans subject to subsequent shareholder approval as follows:

                  1. The last sentence of Section 3 of each of the 1990 Plans is amended by adding the phrase "to the extent options are not transferred to a grantor trust pursuant to Section 4(c)."

                  2. Effective as of February 18, 1994, Section 4(c) of each of the 1990 Plans is amended in its entirety to read as follows:



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                           (c) Non-Transferability of Option Rights. No option
                  shall be assignable or transferable otherwise than (i) by will, (ii) by the laws of descent and distribution, or (iii) to one or more grantor trusts provided that with regard to a transfer to one or more such grantor trusts the Optionee's Stock Option Agreement expressly so provides for such transfer, is approved by the Committee, and the Optionee does not receive any consideration for the transfer. The option is exercisable only by such Optionee or grantor trust trustee or, as provided in Section 3, such Optionee's Representative.

                  3. Effective as of February 18, 1994, a new Section 12 is added to each of the 1990 plans -- as follows:

                           12. Trusts. For all purposes of the Plan, a grantor
                  trust trustee that is a transferee pursuant to Section 4(c) is the "Optionee"; provided, however, for purposes of determining the rights and obligations of the Company and such grantor trust trustee under Section 4(d), the employee granted the Options shall be deemed the Optionee whose termination, disability or death will effectuate such rights or obligations.

                  IN WITNESS WHEREOF, these Amendments have been adopted by the Company this 18th day of February, 1994.

ATTEST                                           R.P. SCHERER CORPORATION


/s/                                              By: /s/ ALEKSANDAR ERDELJAN
-----------------------------                       ----------------------------

                                                    Its: President
                                                        ------------------------


                                  CERTIFICATION

                  I certify that the foregoing amendments to the Plans were duly adopted by the Board of Directors of the Company on February 18, 1994.



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                  Executed as of this 18th day of February, 1994



                                                  ------------------------------
                                                  Secretary





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                               SECOND AMENDMENT TO

                                 RPS CORPORATION

                      1990 NONQUALIFIED STOCK OPTION PLANS


                  The RPS Corporation 1990 Nonqualified Stock Option Plan, the RPS Corporation 1990 Nonqualified Performance Stock Option Plan A, and the RPS Corporation 1990 Nonqualified Performance Stock Option Plan B (each individually referred to respectively as the "1990 Plan," the "1990 Plan A" and the "1990 Plan B" and collectively referred to as the "1990 Plans") are amended effective September 1, 1994, as follows:

                  1. Amendment to Section 1. The first sentence of Section 1 of each of the 1990 Plans is amended in its entirety to read as follows:

                           "The purpose of this plan (this "Option Plan") is to
                  provide a means by which certain employees of R.P. Scherer Corporation (formerly RPS Corporation), a Delaware corporation (the "Company"), R.P. Scherer International Corporation (formerly R.P. Scherer Corporation) , a Delaware corporation and a wholly owned subsidiary of the Company ("R.P. Scherer"), or any subsidiary thereof, may be given an opportunity to purchase common stock, par value $0.01 per share (the "Common Stock") , and prior to conversion to Common Stock of Series B Redeemable Preferred Stock and conversion of the related options by operation of Section 4(e) to options for Common Stock (the "Conversion"), Series B Redeemable Preferred Stock, par value $0.01 per share (the "Preferred Stock," and together with the Common Stock, the "Stock") of the Company."

                  2. Amendment to Section 2. Section 2 of each of the 1990 Plans is amended by adding the phrase "prior to the Conversion" immediately following the phrase "Subject to adjustment as provided in Section 4(e) hereof," and by adding at the end of the first sentence the phrase, "and after the Conversion a number of shares of Common Stock pursuant to Section 4(e)."



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                  3. Amendments to Section 4 of the Plans. Section 4 of the 1990
Plans is amended as follows:

                           (i) Subject to shareholder ratification, Section 4(a)
of each of the 1990 Plans is deleted and a new Section 4(a) is included to read as follows:

                           "(a) Terms and Conditions of Options. The Committee
                  may grant options from time to time pursuant to this Option Plan. Such options shall be evidenced by written agreements substantially in the form of the Nonqualified Stock Option Agreement (the "Stock Option Agreement"), Appendix A to the Option Plan as originally adopted, but pursuant to and interpreted in accordance with, and not inconsistent with, this Option Plan as amended. The shares of Stock subject to each option shall, (i) upon issuance, but in no event after September 1, 1994, be subject to the terms and conditions, including restrictions on transferability, contained in an agreement substantially in the form of the Stockholders Purchase Agreement, Appendix B to the Option Plan as originally adopted, entered into by the Company and the Optionees (the "Stockholders Purchase Agreement"), or, (ii) with respect to certain Optionees, unless terminated by the Company, the Management Stock Subscription Agreement between the Company and such Optionees (the "Stock Subscription Agreement") as amended and restated from time to time. Notwithstanding anything to the contrary herein, however, no insider, as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, may sell shares of Stock subject to an option granted hereunder after August 31, 1994, and prior to March 2, 1995. Nothing in this Option Plan or an option granted hereunder shall govern the employment rights and duties between an Optionee and the Company or R.P. Scherer, or any subsidiary thereof, nor in any way be deemed to constitute an employment agreement among such parties. Effective September 1, 1994 any Stockholders Purchase Agreement in the form attached hereto as Appendix B entered into by the Company and Optionee shall be terminated."

                           (ii) Section 4(b) of each of the 1990 Plans is
amended by inserting the phrase "(as effective, pursuant thereto, prior to September 1, 1994)" immediately after the reference to Section 4(d) and adding a new sentence to the end of Section 4(b) to read "The termination date, which is not more than 10 years and 1 day from the date the option is granted and which is set forth in an Optionee's Option Agreement, shall be referred to as the "Termination Date."

                           (iii) Subject to shareholder ratification, Section
4(d)(i) of both the 1990 Plan and the 1990 Plan A are deleted and replaced with a new Section 4(d)(i)(A) and 4(d)(i)(B) to read as follows:

                           "(i)(A) Prior to September 1, 1994, subject to the
                  provisions of Sections 4(d)(ii), 4(d)(iii) , 4(d)(iv) and 4(d)(v), in the event that an Optionee's employment by the Company, R.P. Scherer or any subsidiary thereof shall terminate, all options granted to such Optionee pursuant to this Option Plan shall terminate immediately and shall not be exercisable; and

                           (i)(B) On and after September 1, 1994, Sections
                  4(d)(ii), 4(d)(iii), 4(d)(iv) and 4(d)(v) shall be inapplicable, and notwithstanding an Optionee's termination of employment, options shall not terminate until their Termination Date and shall not be exercisable thereafter."

                           (iv) Subject to shareholder ratification, Section
4(d) of the 1990 Plan B is amended by adding the phrase "Prior to September 1, 1994" at the beginning of the first sentence of the Section, and a new sentence shall be added at the end of Section 4(d) of the 1990 Plan B to read as follows:

                           "On and after September 1, 1994, notwithstanding an
                  Optionee's termination of employment, options shall not terminate until their Termination Date and shall not be exercisable thereafter."

                           (v) Subject to shareholder ratification, Section 4(f)
of both the 1990 Plan and the 1990 Plan A are deleted and a new Section 4(f) is included to read as follows:

                           "(f) In the event the Company proposes to engage in a
                  Sale of the Company (as hereunder defined and sometimes referred to as "Sale"), the Company shall give each Optionee written notice of such Sale on or before 15 days (or shorter time if, in the sole discretion of the Company, 15 days notice is impracticable) before the consummation of such Sale, and unless otherwise agreed to by the Company and the Optionee, each option shall, after receipt of such notice and prior to such Sale, automatically become exercisable for the Exercisable Shares existing on the date the Company gives written notice of the Sale. The Committee may, in its sole discretion, provide that the options not exercised prior to such Sale shall expire 30 days after the occurrence of such Sale, provided, however, that the Compensation Committee may not terminate options pursuant to this Section prior to March 2 1995. If options are not exercised in connection with such Sale, and provided the Committee does not provide for the termination of such options, then following consummation of the Sale, such Optionee upon exercise of his options, will only be entitled to receive the kind and amount of stock, securities, or assets that such Optionee would have received had such Optionee exercised his or her options immediately prior to such Sale; provided, however, that if the proposed Sale of the Company is not consummated and the Board in good faith determines that the proposed Sale of the Company will not be consummated, the options granted hereunder shall, upon such determination of the Board, cease to be exercisable pursuant to this Section 4(f). A "Sale of the Company" shall mean (i) a merger or consolidation of the Company with or into another entity (other than a subsidiary or affiliate of the Company), (ii) a sale or lease of all or substantially all of the assets of the Company or R.P. Scherer except to a subsidiary or affiliate of the Company, (iii) 50% or more of the Company's then outstanding shares of voting stock is acquired by another corporation, person or entity (other than a subsidiary or affiliate of the Company), or (iv) the Company recapitalizes or enters into any similar transaction, and as a result of which the Common Stock either (A) is no longer a voting equity security of the Company or (B) is no longer listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system of a national securities association."

                           (vi) Section 4(j) of the 1990 Plan and of the 1990
Plan A and Section 4(h) of the 1990 Plan B are amended by adding the phrase "Prior to September 1, 1994", at the beginning thereof.

                  4. Amendments to Section 5.

                           (i) Section 5(c)(iii) of the 1990 Plan A is amended
effective September 1, 1994 to read as follows:

                           "(iii) in the case of termination of employment of an
                  Optionee pursuant to Section 4(d)."

                           (ii) Section 5(a) of the 1990 Plan is amended
effective September 1, 1994 to read as follows:

                           "(iii) in the case of termination of employment of an
                  Optionee pursuant to Section 4(d)."

                           (iii) Subject to shareholder ratification, Section
5(a)(vi) of the 1990 Plan B shall be amended in its entirety to read as follows:

                           "(vi) "Sale of the Company" shall mean (i) a merger
                  or consolidation of the Company with or into another entity (except a subsidiary or Affiliate of the Company), (ii) a sale or lease of all or substantially all of the assets of the Company or R.P. Scherer except to a subsidiary or Affiliate of the Company, (iii) 50% or more of the Company's then outstanding shares of voting stock is acquired by another corporation, person or entity (other than a subsidiary Affiliate of the Company), or (iv) the Company recapitalizes or enters into any similar transaction, and as a result of which the Common Stock either (A) is no longer a voting equity security of the Company or (B) is no longer listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system of a national securities association."

                           (iv) Subject to shareholder ratification, the fourth
sentence of Section 5(c) of the 1990 Plan B is deleted and replaced with the following:

                           "The Committee may, in its sole discretion, provide
                  that the options not exercised prior to a Sale of the Company shall expire 30 days after the occurrence of such Sale, provided, however, that the Compensation Committee may not terminate options pursuant to this Section prior to March 2, 1995. If options are not exercised in connection with such Sale, and provided the Committee does not provide for the termination of such options, then following consummation of the Sale, such Optionee upon exercise of his option, will only be entitled to receive the kind and amount of stock, securities, or assets that such Optionee would have received had such Optionee exercised his or her option immediately prior to such Sale; provided, however, that if the proposed Sale of the Company is not consummated and the Board in good faith determines that the proposed Sale of the Company will not be consummated, the options granted hereunder shall, upon such determination of the Board, cease to be exercisable pursuant to this Section."

                  5. Amendments to Section 6. Section 6 of the 1990 Plans is amended as follows:

                           (i) The last sentence of Section 6(a) of each of the
Plans is amended to read as follows:

                           "The Board may act in lieu of the Committee with
                  directors who are not "disinterested persons" abstaining and shall act in lieu of a Committee with directors who are not "disinterested persons" abstaining at any time such a Committee has not been created."

                           (ii) Subject to shareholder ratification, a new
paragraph is added to Section 6(b) of the Plans to read as follows:

                           "Notwithstanding anything to the contrary in the Plan
                  as amended, other than Section 4(d) and Section 4(c), the Committee may grant options to eligible employees who are not United States citizens or residents on such terms and conditions as may, in the judgment of the Committee, be necessary or desirable to foster the purposes of the Plan. In furtherance of the purposes of the Plan, the Committee may adopt such modifications to the terms of Options and such procedures and guidelines, and may cause the Company to take such other actions, as may be necessary or advisable to comply with foreign laws and practices."

                  IN WITNESS WHEREOF, the Corporation has adopted this Amendment this 29 day of September, 1994.
    ----      ----------


ATTEST                                           R.P. SCHERER CORPORATION


/s/                                              By: /s/ ALEKSANDAR ERDELJAN
-----------------------------                       ----------------------------

                                                    Its: President & CEO
                                                        ------------------------





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